SUB-ITEM 77D

MFS Bond Fund, a Series of MFS Series Trust IX, added disclosure regarding MFS' focus on securities of issuers, as described in the Prospectus contained in Post-Effective Amendment No. 49 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with Securities and Exchange Commission via EDGAR on August 28, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.